Exhibit 99.1

For Immediate Release

Contact George Rapp

EVP and Chief Financial Officer

609.454.0718

grapp@thebankofprinceton.com

Princeton Bancorp Announces

Second Quarter 2026 Results

Princeton, NJ, July 23, 2026 / - Princeton Bancorp, Inc. (the “Company”) (NASDAQ - BPRN), the bank holding company for The Bank of Princeton (the “Bank”), today reported its unaudited financial condition and results of operations for the quarter and six months ended June 30, 2026.

President/CEO Edward Dietzler spoke to the quarter results, "We are pleased with our strong second quarter performance, which reflects the continued execution of our strategic priorities and the resilience of our franchise. Net income totaled $7.1 million, or diluted earnings per share of $1.04, supported by a 6% increase in net interest income and continued expansion of our net interest margin compared to the first quarter of 2026.”

The Company reported net income of $7.1 million, or $1.04 per diluted common share, for the second quarter of 2026, compared to $6.2 million, or $0.91 per diluted common share, for the first quarter of 2026, and net income of $688 thousand, or $0.10 per diluted common share, for the second quarter of 2025. The increase in net income for the second quarter of 2026 when compared to the first quarter of 2026 was primarily due to an increase in net interest income of $1.2 million, and an increase in the reversal of credit losses of $197 thousand, partially offset by an increase in non-interest expense of $231 thousand, and an increase in income tax expense of $281 thousand. The increase in net income for the second quarter of 2026 when compared to the second quarter of 2025 was primarily due to a decrease in the provision for credit losses of $7.3 million, an increase in net interest income of $1.2 million, and an increase in non-interest income of $185 thousand, partially offset by increases of $2.2 million in income tax expenses and $137 thousand in non-interest expense.

Review of Statements of Financial Condition

Total assets were $2.25 billion at June 30, 2026, a decrease of $34.1 million, or 1.49% when compared to $2.28 billion at December 31, 2025. The primary reasons for the decrease in total assets were related to decreases in cash and cash equivalents of $69.5 million and net loans of $44.6 million, partially offset by an increase in investment securities of $78.9 million. The decrease in the Company’s net loans consisted of decreases of $69.7 million in commercial real estate loans and $15.3 million in construction loans, partially offset by increases of $25.4 million in home equity and consumer loans, and $15.1 million in residential mortgages.

Total deposits on June 30, 2026, decreased $40.5 million, or 2.05%, when compared to December 31, 2025. The decrease in the Company’s deposits consisted primarily of decreases in certificates of deposit of $97.0 million, interest-bearing checking deposits of $20.9 million, and savings deposits of $3.0 million, partially offset by increases in money market deposits of $57.1 million, and non-interest checking deposits of $23.2 million. The decrease in the certificates was strategically planned, including a reduction in brokered deposits of $11 million, implemented by a pricing structure designed to reduce the Bank’s cost of funds. On balance sheet liquidity remains strong at June 30, 2026.

Total stockholders’ equity at June 30, 2026, increased $9.2 million, or 3.40% when compared to December 31, 2025. The increase was primarily due to an increase in retained earnings of $8.7 million (which consisted of $13.3 million in net income, partially offset by $4.6 million of cash dividends recorded during the period), and an increase in paid-in capital from the exercise of stock options of $939 thousand. The ratio of equity to total assets at June 30, 2026, and at December 31, 2025, was 12.4% and 11.9%, respectively.

Asset Quality

At June 30, 2026, non-performing assets totaled $16.3 million, a decrease of $195 thousand when compared to the amount at December 31, 2025.

Review of Quarterly and Six-Month Financial Results

Net interest income was $20.0 million for the second quarter of 2026, an increase of $1.2 million over the first quarter of 2026, and an increase of $1.2 million compared to $18.8 million for the second quarter of 2025. Net interest margin for the second quarter of 2026 was 3.86%, an increase of 23 basis points when compared to the first quarter of 2026, and an increase of 32 basis points when compared to the second quarter of 2025. The increase in net interest income when compared with the first quarter of 2026 was primarily related to a decrease in interest expense of $597 thousand, or 4.9%, and an increase in interest income of $585 thousand, or

1.9%. The increase in net interest income when compared with the second quarter of 2025 was primarily due to a $2.3 million decrease in interest expense, partially offset by a decrease in interest income of $1.1 million. When comparing the second quarter of 2026 and the second quarter of 2025 periods, the decrease in interest expense and the increase in net interest margin were primarily associated with a decrease in total interest-bearing deposits of $68.8 million, as well as a decrease in the Company’s cost of funds of 40 basis points. The decrease in interest income for the second quarter of 2026 when compared to the second quarter of 2025 was due to a $46.6 million decrease in average interest-earning assets (caused mostly by a $50.4 million reduction in the average balance of loans, and a $39.7 million reduction in the average balance of total securities, partially offset by an increase of $43.5 million in the average balance of other interest-earning assets), and a 7-basis point decrease in the yield on interest-earning assets.

The Company recorded a reversal of credit losses of $353 thousand during the second quarter of 2026, which consisted of a $314 thousand decrease recorded to the allowance of credit losses on loans, and a $39 thousand decrease to the provision for credit losses related to unfunded commitments, which are recorded in other liabilities on the Company’s statements of financial condition. The current quarter's reversal of credit losses recorded on the Company’s statements of income was $197 thousand greater than the reversal of credit losses for the first quarter of 2026, and was $7.3 million lower when compared to the provision for credit losses for the second quarter of 2025. The coverage ratio of the allowance for credit losses to period end loans was 1.13% at June 30, 2026, and 1.12% at December 31, 2025.

Total non-interest income of $2.4 million for the second quarter of 2026 decreased $15 thousand or 0.6% when compared to the first quarter of 2026 and increased $185 thousand or 8.2% when compared to the second quarter of 2025. The decrease in the second quarter of 2026 when compared to the first quarter of 2026 was due to a decrease in other non-interest income of $421 thousand, which is related to a gain recorded on an equity investment in the amount of $232 thousand in the first quarter of 2026, partially offset by an increase of $380 thousand in loan fees. The increase over the prior year’s second quarter was primarily due to an increase in loan fees of $205 thousand, and in fees and service charges of $46 thousand, partially offset by a decrease in other non-interest income of $88 thousand.

Total non-interest expense of $13.6 million for the second quarter of 2026 increased $231 thousand, or 1.7%, when compared to the first quarter of 2026. This increase over the prior quarter was primarily due to increases in professional fees of $214 thousand, in salaries and employee benefits expense of $128 thousand, and in other non-interest expense of $119 thousand, partially offset by decreases in occupancy and equipment of $140 thousand, and in data processing and communications expenses of $46 thousand. Total non-interest expense for the second quarter of 2026 increased $137 thousand or 1.0% when compared to the second quarter of 2025. This increase was primarily related to increases in professional fees of $253 thousand, occupancy and equipment expense of $105 thousand, and salaries and employee benefits expense of $60 thousand, partially offset by decreases in federal deposit insurance expense of $115 thousand, office expense of $102 thousand, and other non-interest expense of $53 thousand.

For the quarter ended June 30, 2026, the Company recorded an income tax expense of $2.1 million, resulting in an effective tax rate of 22.9%, compared to an income tax expense of $1.8 million resulting in an effective tax rate of 22.6% for the quarter ended March 31, 2026 and compared to an income tax benefit of ($92) thousand resulting in an effective tax rate of (15.4)% for the quarter ended June 30, 2025.

For the six-month period ended June 30, 2026, the Company recorded net income of $13.3 million, or $1.95 per diluted common share, compared to $6.1 million, or $0.88 per diluted common share, for the same period in 2025. The increase in net income was primarily due to a decrease of $7.7 million in the provision for credit losses, an increase in net interest income of $1.3 million, an increase in non-interest income of $446 thousand, and a decrease in non-interest expense of $240 thousand, partially offset by an increase in income tax expense of $2.5 million, when compared to the prior year period.

About Princeton Bancorp, Inc. and The Bank of Princeton

Princeton Bancorp, Inc. is the holding company for The Bank of Princeton, a community bank founded in 2007. The Bank is a New Jersey state-chartered commercial bank with 29 branches in New Jersey, including three in Princeton and others in Bordentown, Browns Mills, Burlington, Chesterfield, Cherry Hill, Cranbury, Cream Ridge, Deptford, Fort Lee, Hamilton, Kingston, Lakewood, Lambertville, Lawrenceville, Medford, Monroe, Moorestown, New Brunswick, Palisades Park, Pennington, Piscataway, Princeton Junction, Quakerbridge, Sicklerville, Voorhees, and Woodbury. There are also five branches in the Philadelphia, Pennsylvania area and two in the New York City metropolitan area. The Bank of Princeton is a member of the Federal Deposit Insurance Corporation.

Forward-Looking Statements

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission, in its reports to shareholders and in other communications by the

Company (including this press release), which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended.

These forward-looking statements involve risks and uncertainties, such as statements of the Company’s plans, objectives, expectations, estimates and intentions that are subject to change based on various important factors (some of which are beyond the Company’s control). The most significant factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the potential impact of the global impact of foreign military conflicts in Iran, the Middle East and elsewhere, any future Federal budget stalemates in Congress, higher tariffs imposed by the Trump administration, higher inflation levels, and general economic and recessionary concerns, all of which could impact economic growth and could cause an increase in loan delinquencies, a reduction in financial transactions and business activities including decreased deposits and reduced loan originations, difficulties in managing liquidity in a rapidly changing and unpredictable market, and supply chain disruptions. Other factors that could cause actual results to differ materially from those indicated by forward-looking statements include, but are not limited to, the following factors: the impact of any future pandemics or other natural disasters; civil unrest, rioting, acts or threats of terrorism, or actions taken by the local, state and Federal governments in response to such events, which could impact business and economic conditions in our market area; the strength of the United States economy in general and the strength of the local economies in which the Company and Bank conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations; market volatility; the value of the Bank’s products and services as perceived by actual and prospective customers, including the features, pricing and quality compared to competitors’ products and services; the willingness of customers to substitute competitors’ products and services for the Bank’s products and services; credit risk associated with the Bank’s lending activities; risks relating to the real estate market and the Bank’s real estate collateral; the impact of changes in applicable laws and regulations and requirements arising out of our supervision by banking regulators; other regulatory requirements applicable to the Company and the Bank; the timing and nature of the regulatory response to any applications filed by the Company and the Bank; developments in technology, such as artificial intelligence, and our ability to incorporate innovative technologies in our business and provide products and services that satisfy our customers' expectations for convenience and security; other acquisitions; changes in consumer spending and saving habits; those risks under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025; and the success of the Company at managing the risks involved in the foregoing.

The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as required by applicable law or regulation.

Princeton Bancorp, Inc.

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except per share data)

				June 30, 2026 vs		June 30, 2026 vs
	June 30,	December 31,	June 30,	December 31, 2025		June 30, 2025
	2026	2025	2025	$ Change	% Change	$ Change	% Change
ASSETS
Cash and cash equivalents	$66,190	$135,686	$21,094	$(69,496)	(51.22)%	$45,096	213.79%
Securities available-for-sale- taxable	222,906	142,817	185,177	80,089	56.08%	37,729	20.37%
Securities available-for-sale- tax-exempt	38,585	39,752	39,586	(1,167)	(2.94)%	(1,001)	(2.53)%
Securities held-to-maturity	149	153	157	(4)	(2.61)%	(8)	(5.10)%
Loans receivable, net of deferred loan fees	1,771,500	1,816,416	1,839,228	(44,916)	(2.47)%	(67,728)	(3.68)%
Allowance for credit losses on loans	(19,963)	(20,325)	(21,014)	362	(1.78)%	1,051	(5.00)%
Goodwill	14,381	14,381	14,381	—	—	—	—
Core deposit intangible	2,394	2,776	3,185	(382)	(13.76)%	(791)	(24.84)%
Other assets	154,870	153,491	159,874	1,379	0.90%	(5,004)	(3.13)%
TOTAL ASSETS	$2,251,012	$2,285,147	$2,241,668	$(34,135)	(1.49)%	$9,344	0.42%
LIABILITIES
Non-interest checking	$309,244	$286,013	$299,902	$23,231	8.12%	$9,342	3.12%
Interest checking	312,640	333,533	282,656	(20,893)	(6.26)%	29,984	10.61%
Savings	164,744	167,735	169,663	(2,991)	(1.78)%	(4,919)	(2.90)%
Money market	521,309	464,205	463,206	57,104	12.30%	58,103	12.54%
Time deposits over $250,000	236,109	256,929	220,474	(20,820)	(8.10)%	15,635	7.09%
Other time deposits	391,646	467,778	496,471	(76,132)	(16.28)%	(104,825)	(21.11)%
Total deposits	1,935,692	1,976,193	1,932,372	(40,501)	(2.05)%	3,320	0.17%
Borrowings	—	—	10,000	—	N/A	(10,000)	(100.00)%
Other liabilities	35,397	38,242	37,350	(2,845)	(7.44)%	(1,953)	(5.23)%
TOTAL LIABILITIES	1,971,089	2,014,435	1,979,722	(43,346)	(2.15)%	(8,633)	(0.44)%
STOCKHOLDERS’ EQUITY
Paid-in capital	123,893	122,954	121,684	939	0.76%	2,209	1.82%
Treasury stock	(9,034)	(8,707)	(6,413)	(327)	3.76%	(2,621)	40.87%
Retained earnings	170,424	161,730	153,718	8,694	5.38%	16,706	10.87%
Accumulated other comprehensive income (loss)	(5,360)	(5,265)	(7,043)	(95)	1.80%	1,683	(23.90)%
TOTAL STOCKHOLDERS’ EQUITY	279,923	270,712	261,946	9,211	3.40%	17,977	6.86%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,251,012	$2,285,147	$2,241,668	(34,135)	(1.49)%	9,344	0.42%
Book value per common share	$41.09	$40.01	$38.49	$1.08	2.70%	$2.60	6.76%
Tangible book value per common share [1]	$38.62	$37.48	$35.91	$1.14	3.04%	$2.71	7.55%

1
Tangible book value per common share is a non-GAAP measure.

For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Loan and Deposit Tables

(Unaudited)

The components of loans receivable, net at June 30, 2026 and December 31, 2025 were as follows:

	June 30,	December 31,
	2026	2025
	(In thousands)
Commercial real estate	$1,273,815	$1,343,531
Commercial and industrial	76,570	76,557
Construction	194,188	209,483
Residential first-lien mortgages	178,954	163,813
Home equity / consumer	50,754	25,359
Total loans	1,774,281	1,818,743
Deferred fees and costs	(2,781)	(2,327)
Allowance for credit losses on loans	(19,963)	(20,325)
Loans, net	$1,751,537	$1,796,091

The components of deposits at June 30, 2026 and December 31, 2025 were as follows:

	June 30,	December 31,
	2026	2025
	(In thousands)
Non-interest checking	$309,244	$286,013
Interest checking	312,640	333,533
Savings	164,744	167,735
Money market	521,309	464,205
Time deposits	627,755	724,707
Total deposits	$1,935,692	$1,976,193

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands except per share data)

	Three Months Ended June 30,
	2026	2025	$ Change	% Change
Interest and dividend income
Loans and fees	$28,681	$29,620	$(939)	(3.2)%
Available-for-sale debt securities:
Taxable	1,832	2,298	(466)	(20.3)%
Tax-exempt	264	279	(15)	(5.4)%
Held-to-maturity debt securities	2	2	—	—
Other interest and dividend income	877	557	320	57.5%
Total interest and dividends	31,656	32,756	(1,100)	(3.4)%
Interest expense
Deposits	11,616	13,933	(2,317)	(16.6)%
Borrowings	—	13	(13)	(100.0)%
Total interest expense	11,616	13,946	(2,330)	(16.7)%
Net interest income	20,040	18,810	1,230	6.5%
Provision for (reversal of) credit losses	(353)	6,956	(7,309)	(105.1)%
Net interest income after provision for (reversal of) credit losses	20,393	11,854	8,539	72.0%
Non-interest income
Income from bank-owned life insurance	516	494	22	4.5%
Fees and service charges	597	551	46	8.3%
Loan fees, including prepayment penalties	908	703	205	29.2%
Other	415	503	(88)	(17.5)%
Total non-interest income	2,436	2,251	185	8.2%
Non-interest expense
Salaries and employee benefits	7,153	7,093	60	0.8%
Occupancy and equipment	2,252	2,147	105	4.9%
Professional fees	974	721	253	35.1%
Data processing and communications	1,581	1,543	38	2.5%
Federal deposit insurance	300	415	(115)	(27.7)%
Advertising and promotion	136	152	(16)	(10.5)%
Office	136	238	(102)	(42.9)%
Core deposit intangible	186	219	(33)	(15.1)%
Other	928	981	(53)	(5.4)%
Total non-interest expense	13,646	13,509	137	1.0%
Income before income tax expense (benefit)	9,183	596	8,587	1440.8%
Income tax expense (benefit)	2,102	(92)	2,194	(2384.8)%
Net income	$7,081	$688	$6,393	929.2%
Net income per common share - basic	$1.04	$0.10	$0.94	937.5%
Net income per common share - diluted	$1.04	$0.10	$0.94	940.1%
Weighted average shares outstanding - basic	6,812	6,867	(55)	(0.8)%
Weighted average shares outstanding - diluted	6,823	6,895	(72)	(1.0)%

Princeton Bancorp, Inc.

Consolidated Statements of Income (Current Quarter vs Prior Quarter)

(Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,
	2026	2026	$ Change	% Change
Interest and dividend income
Loans and fees	$28,681	$28,066	$615	2.2%
Available-for-sale debt securities:
Taxable	1,832	1,519	313	20.6%
Tax-exempt	264	274	(10)	(3.6)%
Held-to-maturity debt securities	2	2	—	0.0%
Other interest and dividend income	877	1,210	(333)	(27.5)%
Total interest and dividends	31,656	31,071	585	1.9%
Interest expense
Deposits	11,616	12,213	(597)	(4.9)%
Borrowings	—	—	—	N/A
Total interest expense	11,616	12,213	(597)	(4.9)%
Net interest income	20,040	18,858	1,182	6.3%
Provision for (reversal of) credit losses	(353)	(156)	(197)	126.3%
Net interest income after provision for (reversal of) credit losses	20,393	19,014	1,379	7.3%
Non-interest income
Income from bank-owned life insurance	516	507	9	1.8%
Fees and service charges	597	580	17	2.9%
Loan fees, including prepayment penalties	908	528	380	72.0%
Other	415	836	(421)	(50.4)%
Total non-interest income	2,436	2,451	(15)	(0.6)%
Non-interest expense
Salaries and employee benefits	7,153	7,025	128	1.8%
Occupancy and equipment	2,252	2,392	(140)	(5.9)%
Professional fees	974	760	214	28.2%
Data processing and communications	1,581	1,627	(46)	(2.8)%
Federal deposit insurance	300	300	—	0.0%
Advertising and promotion	136	175	(39)	(22.3)%
Office	136	131	5	3.8%
Core deposit intangible	186	196	(10)	(5.1)%
Other	928	809	119	14.7%
Total non-interest expense	13,646	13,415	231	1.7%
Income before income tax expense	9,183	8,050	1,133	14.1%
Income tax expense	2,102	1,821	281	15.4%
Net income	$7,081	$6,229	$852	13.7%
Net income per common share - basic	$1.04	$0.92	$0.12	13.0%
Net income per common share - diluted	$1.04	$0.91	$0.13	14.3%
Weighted average shares outstanding - basic	6,812	6,788	24	0.4%
Weighted average shares outstanding - diluted	6,823	6,808	15	0.2%

Princeton Bancorp, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Six Months Ended
	June 30,
	2026	2025	$ Change	% Change
Interest and dividend income
Loans and fees	$56,747	$59,244	$(2,497)	(4.2)%
Available-for-sale debt securities:
Taxable	3,351	4,914	(1,563)	(31.8)%
Tax-exempt	538	563	(25)	(4.4)%
Held-to-maturity debt securities	4	4	—	—
Other interest and dividend income	2,087	1,326	761	57.4%
Total interest and dividends	62,727	66,051	(3,324)	(5.0)%
Interest expense
Deposits	23,829	28,471	(4,642)	(16.3)%
Borrowings	—	13	(13)	(100.0)%
Total interest expense	23,829	28,484	(4,655)	(16.3)%
Net interest income	38,898	37,567	1,331	3.5%
Provision for (reversal of) credit losses	(509)	7,224	(7,733)	(107.0)%
Net interest income after provision for (reversal of) credit losses	39,407	30,343	9,064	29.9%
Non-interest income
Income from bank-owned life insurance	1,023	965	58	6.0%
Fees and service charges	1,177	1,062	115	10.8%
Loan fees, including prepayment penalties	1,436	1,378	58	4.2%
Other	1,251	1,036	215	20.8%
Total non-interest income	4,887	4,441	446	10.0%
Non-interest expense
Salaries and employee benefits	14,178	14,265	(87)	(0.6)%
Occupancy and equipment	4,644	4,432	212	4.8%
Professional fees	1,734	1,482	252	17.0%
Data processing and communications	3,208	3,169	39	1.2%
Federal deposit insurance	600	948	(348)	(36.7)%
Advertising and promotion	311	323	(12)	(3.7)%
Office	267	348	(81)	(23.3)%
Other real estate owned	—	27	(27)	(100.0)%
Core deposit intangible	382	447	(65)	(14.5)%
Other	1,737	1,860	(123)	(6.6)%
Total non-interest expense	27,061	27,301	(240)	(0.9)%
Income before income tax expense	17,233	7,483	9,750	130.3%
Income tax expense	3,923	1,417	2,506	176.9%
Net income	$13,310	$6,066	$7,244	119.4%
Net income per common share - basic	$1.96	$0.88	$1.08	122.7%
Net income per common share - diluted	$1.95	$0.88	$1.07	121.6%
Weighted average shares outstanding - basic	6,800	6,886	(86)	(1.3)%
Weighted average shares outstanding - diluted	6,816	6,929	(113)	(1.6)%

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,
	2026		2025		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,795,516	6.41%	$1,845,920	6.44%	$(50,404)	(0.03)%
Securities
Taxable available-for-sale	155,641	4.71%	195,152	4.71%	(39,511)	—
Tax-exempt available-for-sale	38,806	2.72%	39,025	2.86%	(219)	(0.14)%
Held-to-maturity	150	5.33%	158	5.33%	(8)	—
Total Securities	194,597	4.31%	234,335	4.40%	(39,738)	(0.09)%
Other interest earning assets
Federal funds sold	8,817	3.66%	34,201	4.42%	(25,384)	(0.76)%
Other interest-earning assets	83,676	3.82%	14,790	4.91%	68,886	(1.09)%
Other interest-earning assets	92,493	3.80%	48,991	4.57%	43,502	(0.77)%
Total interest-earning assets	2,082,606	6.10%	2,129,246	6.17%	(46,640)	(0.07)%
Total non-earning assets	167,339		165,803
Total assets	$2,249,945		$2,295,049
Interest-bearing liabilities
Checking	$323,266	2.04%	$314,336	2.00%	$8,930	0.04%
Savings	165,712	2.07%	170,644	2.29%	(4,932)	(0.22)%
Money market	495,284	2.92%	464,917	3.14%	30,367	(0.22)%
Certificates of deposit	644,658	3.43%	747,773	4.16%	(103,115)	(0.73)%
Total interest-bearing deposits	1,628,920	2.86%	1,697,670	3.29%	(68,750)	(0.43)%
Non-interest checking	306,096		288,608
Total deposits	1,935,016	2.41%	1,986,278	2.81%	(51,262)	(0.40)%
Borrowings	—	N/A	1,259	4.18%	(1,259)	N/A
Total interest-bearing liabilities (excluding non-interest deposits)	1,628,920	2.86%	1,698,929	3.29%	(70,009)	(0.43)%
Non-interest-bearing deposits	306,096		288,608
Total cost of funds	1,935,016	2.41%	1,987,537	2.81%	(52,521)	(0.40)%
Accrued expenses and other liabilities	39,252		42,634
Stockholders’ equity	275,677		264,878
Total liabilities and stockholders’ equity	$2,249,945		$2,295,049
Net interest spread		3.24%		2.88%
Net interest margin		3.86%		3.54%
Net interest margin (FTE) [1,2]		3.90%		3.58%

1
Includes federal and state tax effect of tax-exempt securities and loans.
2
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Six Months Ended June 30,
	2026		2025		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,797,846	6.37%	$1,848,664	6.46%	$(50,818)	(0.09)%
Securities
Taxable available-for-sale	144,254	4.65%	199,548	4.92%	(55,294)	(0.27)%
Tax-exempt available-for-sale	39,427	2.73%	39,499	2.85%	(72)	(0.12)%
Held-to-maturity	151	5.33%	159	5.33%	(8)	0.00%
Securities	183,832	4.24%	239,206	4.58%	(55,374)	(0.34)%
Other interest earning assets
Federal funds sold	38,451	3.72%	43,705	4.42%	(5,254)	(0.70)%
Other interest-earning assets	73,246	3.80%	15,406	4.82%	57,840	(1.02)%
Other interest-earning assets	111,697	3.77%	59,111	4.53%	52,586	(0.76)%
Total interest-earning assets	2,093,375	6.04%	2,146,981	6.20%	(53,606)	(0.16)%
Total non-earning assets	165,963		168,359
Total assets	$2,259,338		$2,315,340
Interest-bearing liabilities
Checking	$326,550	2.03%	$319,777	1.97%	$6,773	0.06%
Savings	167,257	2.10%	171,022	2.27%	(3,765)	(0.17)%
Money market	482,882	2.92%	470,596	3.12%	12,286	(0.20)%
Certificates of deposit	672,367	3.54%	756,808	4.30%	(84,441)	(0.76)%
Total interest-bearing deposits	1,649,056	2.91%	1,718,203	3.34%	(69,147)	(0.43)%
Non-interest checking	297,587		288,060
Total deposits	1,946,643	2.47%	2,006,263	2.86%	(59,620)	(0.39)%
Borrowings	—	N/A	639	4.19%	(639)	N/A
Total interest-bearing liabilities (excluding non interest deposits)	1,649,056	2.91%	1,718,842	3.34%	(69,786)	(0.43)%
Non-interest-bearing deposits	297,587		288,060
Total cost of funds	1,946,643	2.47%	2,006,902	2.86%	(60,259)	(0.39)%
Accrued expenses and other liabilities	38,688		43,979
Stockholders’ equity	274,007		264,459
Total liabilities and stockholders’ equity	$2,259,338		$2,315,340
Net interest spread		3.13%		2.86%
Net interest margin		3.75%		3.53%
Net interest margin (FTE) [1,2]		3.79%		3.57%

1
Includes federal and state tax effect of tax-exempt securities and loans.
2
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Consolidated Average Statement of Financial Condition

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended
	June 30, 2026		March 31, 2026		Change in	Change in
	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate	Average Balance	Yield/ Rate
Earning assets
Loans	$1,795,516	6.41%	$1,800,201	6.32%	$(4,685)	0.09%
Securities
Taxable available-for-sale	155,641	4.71%	132,740	4.58%	22,901	0.13%
Tax-exempt available-for-sale	38,806	2.72%	40,054	2.73%	(1,248)	(0.01)%
Held-to-maturity	150	5.33%	152	5.33%	(2)	—
Total Securities	194,597	4.31%	172,946	4.15%	21,651	0.16%
Other interest earning assets
Federal funds sold	8,817	3.66%	68,415	3.72%	(59,598)	(0.06)%
Other interest-earning assets	83,676	3.82%	62,700	3.84%	20,976	(0.02)%
Other interest-earning assets	92,493	3.80%	131,115	3.78%	(38,622)	0.02%
Total interest-earning assets	2,082,606	6.10%	2,104,262	5.99%	(21,656)	0.11%
Total non-earning assets	167,339		164,573
Total assets	$2,249,945		$2,268,835
Interest-bearing liabilities
Checking	$323,266	2.04%	$329,872	2.03%	$(6,606)	0.01%
Savings	165,712	2.07%	168,820	2.13%	(3,108)	(0.06)%
Money market	495,284	2.92%	470,343	2.94%	24,941	(0.02)%
Certificates of deposit	644,658	3.43%	700,384	3.63%	(55,726)	(0.20)%
Total interest-bearing deposits	1,628,920	2.86%	1,669,419	2.97%	(40,499)	(0.11)%
Non-interest checking	306,096		288,984		17,112
Total deposits	1,935,016	2.41%	1,958,403	2.53%	(23,387)	(0.12)%
Borrowings	—	N/A	—	N/A	—	N/A
Total interest-bearing liabilities (excluding non-interest deposits)	1,628,920	2.86%	1,669,419	2.97%	(40,499)	(0.11)%
Non-interest-bearing deposits	306,096		288,984		17,112	—
Total cost of funds	1,935,016	2.41%	1,958,403	2.53%	(23,387)	(0.12)%
Accrued expenses and other liabilities	39,252		38,114
Stockholders’ equity	275,677		272,318
Total liabilities and stockholders’ equity	$2,249,945		$2,268,835
Net interest spread		3.24%		3.02%
Net interest margin		3.86%		3.63%
Net interest margin (FTE) [1,2]		3.90%		3.67%

1
Includes federal and state tax effect of tax-exempt securities and loans.
2
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.

Princeton Bancorp, Inc.

Quarterly Financial Highlights

(Unaudited)

	2026	2026	2025	2025	2025
	June	March	December	September	June
Return on average assets	1.26%	1.11%	1.06%	1.15%	0.12%
Return on average equity	10.30%	9.28%	9.00%	9.75%	1.04%
Return on average tangible equity[1]	10.97%	9.90%	9.62%	10.45%	1.12%
Net interest margin	3.86%	3.63%	3.51%	3.77%	3.54%
Net interest margin (FTE)[1]	3.90%	3.67%	3.54%	3.81%	3.58%
Adjusted efficiency ratio[1]	59.89%	62.03%	60.38%	63.68%	63.10%
COMMON STOCK DATA
Market value at period end	$37.95	$33.77	$34.69	$31.84	$30.54
Market range:
High	$38.35	$37.84	$36.69	$34.84	$32.97
Low	$34.04	$32.98	$29.75	$29.95	$27.69
Book value per common share at period end	$41.09	$40.26	$40.01	$39.48	$38.49
Tangible book value per common share[1]	$38.62	$37.76	$37.48	$36.80	$35.91
Shares of common stock outstanding (in thousands)	6,813	6,796	6,766	6,773	6,806
CAPITAL RATIOS
Total capital (to risk-weighted assets)[2]	14.67%	13.98%	14.01%	13.78%	13.05%
Tier 1 capital (to risk-weighted assets)[2]	13.60%	12.93%	12.95%	12.73%	12.01%
Tier 1 capital (to average assets)[2]	11.69%	11.35%	11.12%	11.15%	10.63%
Equity to assets	12.44%	12.14%	11.86%	11.96%	11.69%
Tangible equity to tangible assets[1]	11.78%	11.47%	11.19%	11.27%	10.99%
CREDIT QUALITY DATA (Dollars in thousands)
Net charge-offs (recoveries)	$(244)	$1	$235	$(86)	$9,859
Annualized net charge-offs (recoveries) to average loans	(0.05)%	0.00%	(0.00)%	(0.02)%	2.14%
Nonperforming loans	$16,320	$16,478	$16,529	$16,710	$16,530
Other real estate owned	—	—	—	—	—
Total nonperforming assets	$16,320	$16,478	$16,529	$16,710	$16,530
Allowance for credit losses as a percent of:
Period-end loans, net of deferred fees and costs	1.13%	1.10%	1.12%	1.14%	1.14%
Nonperforming loans	122.22%	121.58%	122.97%	122.33%	127.13%
Nonperforming assets	122.22%	121.58%	122.97%	122.33%	127.13%
Nonaccrual loans as a percent of total loans, net of deferred fees and costs	0.92%	0.91%	0.91%	0.93%	0.90%

1
This is a non-GAAP financial measure. For more information, see “Supplemental Information - Non-GAAP Financial Measures (Unaudited)” below.
2
Capital ratios presented herein are derived from the Call Report of The Bank of Princeton

Princeton Bancorp, Inc

Supplemental Information – Non-GAAP Financial Measures

(Unaudited)

This press release contains certain supplemental financial information, described in the table below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”) that management uses in its analysis of its performance. These non-GAAP financial measures are “tangible book value per common share,” “return on average tangible equity,” “efficiency ratio,” “adjusted efficiency ratio,” “tangible equity to tangible assets,” and “net interest margin on a fully taxable equivalent.” For the purpose of calculating return on average tangible equity, net income for such period is annualized and divided by average tangible equity during such period. Average tangible equity equals average shareholders’ equity during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible equity to tangible assets, tangible equity is divided by tangible assets. Tangible equity equals total shareholders’ equity less goodwill and other intangible assets, in each case at period end. Tangible assets equal total assets less goodwill and other intangible assets, in each case at period end. For the purpose of calculating tangible book value per common share, tangible equity is divided by the number of common shares outstanding, in each case at period end. For the purpose of calculating efficiency ratio, total operating expense is divided by total revenue for the period. For the purpose of calculating adjusted efficiency ratio, total operating expense minus core deposit intangible amortization is divided by total revenue for the period. For the purpose of calculating net interest margin on a fully taxable equivalent, fully taxable equivalent adjustments are added to net interest income for the period, net interest income fully taxable equivalent for such period is annualized and divided by average interest earning assets during such period.

Management believes that these non-GAAP financial measures provide valuable insights into understanding our financial results by excluding certain items that can distort our core business results. This allows investors to better understand our ongoing operations and assess our future potential, while still being transparent about the adjustments made to arrive at these non-GAAP figures. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and the Company strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

In addition to the items noted above, defined footnotes are included in the Supplemental Information – Non-GAAP Financial Measures table below. Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year. Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period. Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.

Princeton Bancorp, Inc.

Supplemental Information - Non-GAAP Financial Measures

(Unaudited)

(Dollars in thousands)

	Three months ended
	2026	2026	2025	2025	2025
	June	March	December	September	June
Net income (annualized)[1]	$28,402	$25,262	$24,122	$25,653	$2,760
Average equity[2]	275,677	272,318	267,971	263,088	264,878
Less: average intangible assets[3]	(16,890)	(17,084)	(17,280)	(17,493)	(17,701)
Average Tangible Equity	$258,787	$255,234	$250,691	$245,595	$247,177
Return on average tangible equity	10.97%	9.90%	9.62%	10.45%	1.12%

Net interest income	$20,040	$18,858	$18,630	$19,619	$18,810
Other income	2,436	2,451	2,119	1,908	2,251
Total revenue	22,476	21,309	20,749	21,527	21,061
Non-interest expenses	$13,646	$13,415	$12,729	$13,917	$13,509
Less: core deposit intangible amortization	(186)	(196)	(200)	(209)	(219)
Total operating expenses	$13,460	$13,219	$12,529	$13,708	$13,290
Adjusted efficiency ratio	59.89%	62.03%	60.38%	63.68%	63.10%

Total Assets	$2,251,012	$2,253,767	$2,285,147	$2,229,090	$2,241,668
Less: intangible assets	(16,775)	(16,961)	(17,157)	(17,357)	(17,566)
Tangible assets	$2,234,237	$2,236,806	$2,267,990	$2,211,733	$2,224,102
Stockholders’ equity	$279,923	$273,599	$270,712	$266,607	$261,946
Less: intangible assets	(16,775)	(16,961)	(17,157)	(17,357)	(17,566)
Tangible equity	$263,148	$256,638	$253,555	$249,250	$244,380
Tangible equity to tangible assets	11.78%	11.47%	11.18%	11.27%	10.99%

Tangible equity	$263,125	$256,638	$253,555	$249,250	$244,380
Shares outstanding (in thousands)	6,813	6,796	6,766	6,773	6,806
Tangible book value per share	$38.62	$37.76	$37.48	$36.80	$35.91

1
Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
2
Average equity is calculated using the sum of daily equity balance for the period, divided by the number of days in the period.
3
Average intangible assets is calculated using the sum of daily intangible assets balance for the period, divided by the number of days in the period.

	Three months ended
	2026	2026	2025	2025	2025
	June	March	December	September	June
Net interest income	$20,040	$18,858	$18,630	$19,619	$18,810
FTE adjustment[3]	203	207	209	211	212
Net interest income FTE	$20,243	$19,065	$18,839	$19,830	$19,022
Net interest income FTE (annualized)[1]	$81,194	$77,318	$74,743	$78,675	$76,297
Average interest earning assets	2,082,606	2,104,262	2,108,657	2,063,990	2,129,246
Net interest margin FTE	3.90%	3.67%	3.54%	3.81%	3.58%

1
Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
3
Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.

	Six Months Ended
	2026	2025
	June	June
Net interest income	$38,898	$37,567
FTE adjustment[3]	410	462
Net interest income FTE	$39,308	$38,029
Net interest income FTE (annualized)[1]	$79,268	$76,688
Average interest earning assets	2,093,375	2,146,981
Net interest margin FTE	3.79%	3.57%

1
Income annualized is calculated using income for the period divided by the number of days in the period, then multiplied by total days in the year.
3
Fully taxable equivalent adjustment is calculated using tax exempt loan income plus tax exempt securities income for the period, multiplied by a tax rate of 28%.